Exhibit 99.2

PRELIMINARY COPY - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

TOPBUILD CORP.
475 NORTH WILLIAMSON BOULEVARD
DAYTONA BEACH, FLORIDA 32114

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLD2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00714-S38839

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOPBUILD CORP.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger, dated as of April 18, 2026, by and among QXO, Inc. ("QXO"), Titanium MergerCo, Inc. ("Titanium Merger Sub"), Titanium MergerCo 2, LLC ("Forward Merger Sub"), and TopBuild Corp. ("TopBuild") (as that agreement may be amended from time to time, the "merger agreement"), pursuant to which (a) Titanium Merger Sub will merge with and into TopBuild, with TopBuild surviving as a wholly owned subsidiary of QXO (the "Titanium Merger" and the surviving corporation, the "surviving corporation"), and (b) immediately following the Titanium Merger, the surviving corporation will merge with and into Forward Merger Sub, with Forward Merger Sub continuing as the surviving company (together with the Titanium Merger, the "mergers").	☐	☐	☐
2. Approval, on a non-binding advisory basis, the compensation that may be paid or become payable to TopBuild's named executive officers in connection with the mergers and contemplated by the merger agreement.	☐	☐	☐
3. Approval of the adjournment of the TopBuild stockholder meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the TopBuild stockholder meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. T00715-S38839 TOPBUILD CORP. Special Meeting of Stockholders [●], 2026 [●] ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Luis F. Machado and Robert M. Buck, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TopBuild Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [●], on [●], 2026, at www.virtualshareholdermeeting.com/BLD2026SM, and any adjournment or postponement thereof. This proxy revokes all previous proxies. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. Continued, and must be signed and dated on the other side